                                   EXHIBIT 11

              SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED
                              NET INCOME PER SHARE

                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
   SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                     (in thousands, except per share data)

    PRIMARY EARNINGS PER SHARE:


      For the three months                                                                       For the years ended
        ended December 31,                                                                           December 31,
    1996 (1)         1995 (1)                                                                  1996 (1)        1995 (1)
  -----------       ----------                                                                ----------      -----------

  30,464,625        30,313,147        Common stock outstanding at end of period               30,464,625       30,313,147

                                      Adjustments to ending shares to arrive at
                                       weighted average for the period:
     (21,904)          (23,553)         Shares contributed to E.S.O.P. (2)                       (95,099)         (75,763)
      (8,539)              (72)         Shares issued under option or to Directors (2)           (19,112)        (133,024)
     -                     (26)         Shares issued due to conversion of debt (2)             -                     (63)
     -                  55,435          Treasury shares purchased (2)                             13,814            97,561
 -----------        ----------                                                                ----------       -----------
  30,434,182        30,344,931        Weighted average number of shares                       30,364,228        30,201,858
 -----------        ----------                                                                ----------       -----------
 -----------        ----------                                                                ----------       -----------
     $15,038           $12,118        Income before extraordinary item                           $48,681           $43,050

                                      Extraordinary loss on early extinguishment of debt,
     -               -                 net of tax of $828                                         $1,296          -
 -----------        ----------                                                                ----------       -----------
     $15,038           $12,118        Net income                                                 $47,385           $43,050
 -----------        ----------                                                                ----------       -----------
 -----------        ----------                                                                ----------       -----------
       $0.49             $0.40        Income per share before extraordinary item (3)               $1.60             $1.43

    -               -                 Extraordinary loss on early extinguishment of debt (3)       (0.04)         -
 -----------        ----------                                                                ----------       -----------
       $0.49             $0.40        Net income per share (3)                                     $1.56             $1.43
 -----------        ----------                                                                ----------       -----------
 -----------        ----------                                                                ----------       -----------



(1) Includes Class A and Class B Common Stock

(2) Calculated as follows: number of shares multiplied by the reciprocal of the number of days outstanding (or the reciprocal of the number of days held in treasury for treasury stock purchases) divided by the number of days in the period

    SHARES CONTRIBUTED TO E.S.O.P.:


  For the year:

    January 31, 1995.................................................  12,346 * (30/365)     1,015
    February 23, 1995................................................     656 * (53/365)        95
    February 28, 1995................................................  13,324 * (58/365)     2,117
    February 28, 1995................................................  37,040 * (58/365)     5,886
    March 31, 1995...................................................  12,697 * (89/365)     3,096
    April 30, 1995...................................................   9,968 * (119/365)    3,250
    May 31, 1995.....................................................  10,301 * (150/365)    4,233
    June 30, 1995....................................................  10,217 * (180/365)    5,039
    July 18, 1995....................................................      32 * (198/365)       17
    July 31, 1995....................................................   8,382 * (211/365)    4,845
    August 31, 1995..................................................  10,146 * (242/365)    6,727
    September 30, 1995...............................................   9,729 * (272/365)    7,250
    October 31, 1995.................................................  10,943 * (303/365)    9,084
    November 30, 1995................................................  11,614 * (333/365)   10,596
    December 31, 1995................................................  12,547 * (364/365)   12,513
                                                                                          --------
                                                                                            75,763
                                                                                          --------
                                                                                          --------


                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
   SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                     (in thousands, except per share data)





    January 31, 1996.................................................   12,969 *  (30/366)    1,063
    February 29, 1996................................................  136,670 *  (59/366)   22,032
    March 31, 1996...................................................   11,616 *  (90/366)    2,856
    April 30, 1996...................................................   10,790 * (120/366)    3,538
    May 31, 1996.....................................................   12,658 * (151/366)    5,222
    June 30, 1996....................................................   10,383 * (181/366)    5,135
    July 31, 1996....................................................   12,253 * (212/366)    7,097
    August 31, 1996..................................................   13,016 * (243/366)    8,642
    September 30, 1996...............................................   11,067 * (273/366)    8,255
    October 31, 1996.................................................   12,492 * (304/366)   10,376
    November 30, 1996................................................   11,398 * (334/366)   10,401
    December 31, 1996................................................   10,511 * (365/366)   10,482
                                                                                            -------
                                                                                             95,099
                                                                                            -------
                                                                                            -------

  For the three months:
    October 31, 1995.................................................    10,943 * (30/92)     3,568
    November 30, 1995................................................    11,614 * (60/92)     7,574
    December 31, 1995................................................    12,547 * (91/92)    12,411
                                                                                             ------
                                                                                             23,553
                                                                                             ------
                                                                                             ------

    October 31, 1996.................................................    12,492 * (30/92)     4,074
    November 30, 1996................................................    11,398 * (60/92)     7,433
    December 31, 1996................................................    10,511 * (91/92)    10,397
                                                                                             ------
                                                                                             21,904
                                                                                             ------
                                                                                             ------
    SHARES ISSUED UNDER OPTION OR TO DIRECTORS:

  For the year:
    April 12, 1995...................................................  25,000 * (101/365)     6,918
    April 27, 1995...................................................   5,000 * (116/365)     1,589
    May 1, 1995......................................................  20,000 * (120/365)     6,575
    June 2, 1995.....................................................   7,500 * (152/365)     3,123
    June 6, 1995.....................................................  14,000 * (156/365)     5,983
    June 14, 1995....................................................     600 * (164/365)       270
    July 10, 1995....................................................   1,200 * (190/365)       625
    July 12, 1995....................................................  15,000 * (192/365)     7,890
    July 13, 1995....................................................  10,000 * (193/365)     5,288
    July 19, 1995....................................................  15,000 * (199/365)     8,178
    July 20, 1995....................................................  10,000 * (200/365)     5,479
    July 26, 1995....................................................   7,500 * (206/365)     4,233
    July 27, 1995....................................................   5,000 * (207/365)     2,836
    July 28, 1995....................................................  28,800 * (208/365)    16,412
    July 31, 1995....................................................  55,000 * (211/365)    31,794
    August 4, 1995...................................................   3,000 * (215/365)     1,767
    August 7, 1995...................................................  10,000 * (218/365)     5,973
    August 10, 1995..................................................   3,700 * (221/365)     2,240
    August 23, 1995..................................................   6,200 * (234/365)     3,975
    September 1, 1995................................................   1,200 * (243/365)       799
    September 12, 1995...............................................   1,200 * (254/365)       835
    September 15, 1995...............................................  10,000 * (257/365)     7,041
    September 26, 1995...............................................   2,500 * (268/365)     1,836
    October 2, 1995..................................................   1,200 * (274/365)       901
    October 10, 1995.................................................     600 * (282/365)       464
                                                                                             ------
                                                                                            133,024
                                                                                             ------


                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
   SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                     (in thousands, except per share data)




    May 20, 1996.....................................................   2,255 * (140/366)       863
    May 22, 1996.....................................................   6,000 * (142/366)     2,328
    October 10, 1996.................................................   1,400 * (283/366)     1,083
    October 22, 1996.................................................   9,000 * (295/366)     7,254
    November 13, 1996................................................   3,000 * (317/366)     2,598
    December 31, 1996................................................   5,000 * (365/366)     4,986
                                                                                             ------
                                                                                             19,112
                                                                                             ------
                                                                                             ------

  For the three months:
    October 2, 1995..................................................      1,200 * (1/92)        13
    October 10, 1995.................................................        600 * (9/92)        59
                                                                                             ------
                                                                                                 72
                                                                                             ------
                                                                                             ------

    October 10, 1996.................................................      1,400 * (9/92)       137
    October 22, 1996.................................................      9,000 * (21/92)    2,054
    November 13, 1996................................................      3,000 * (43/92)    1,402
    December 31, 1996................................................      5,000 * (91/92)    4,946
                                                                                             ------
                                                                                              8,539
                                                                                             ------
                                                                                             ------
TREASURY SHARES PURCHASED:
  For the year:

    February 16, 1995..............................................     15,000 *  (46/365)    1,890
    March 14, 1995.................................................     35,000 *  (72/365)    6,904
    November 21, 1995..............................................    100,000 * (324/365)   88,767
                                                                                             ------
                                                                                             97,561
                                                                                             ------
                                                                                             ------

    January 17, 1996...............................................     91,000 * (16/366)     3,978
    March 13, 1996.................................................     50,000 * (72/366)     9,836
                                                                                             ------
                                                                                             13,814
                                                                                             ------
                                                                                             ------
  For the three months:
    November 21, 1995..............................................     100,000 * (51/92)    55,435
                                                                                             ------
                                                                                             ------

    SHARES ISSUED DUE TO CONVERSION OF DEBT:

  For the year:
    November 1, 1995...............................................      76 * (304/365)          63
                                                                                             ------
                                                                                             ------
  For the three months:
    November 1, 1995...............................................      76 * (31/92)            26
                                                                                             ------
                                                                                             ------



(3) Dilutive common stock equivalents are not material and therefore are not included in the calculation of primary earnings per common share.

                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
   SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                     (in thousands, except per share data)


    FULLY DILUTED EARNINGS PER SHARE:


      For the three months                                                                       For the years ended
        ended December 31,                                                                           December 31,
     1996              1995                                                                      1996             1995
  -----------       ----------                                                                ----------      ----------

  30,434,182        30,344,931       Weighted average number of shares                        30,364,228      30,201,858
     411,175           308,801       Incremental shares of unexercised options (4)               411,175         340,227

    -                5,712,374       Convertible shares of subordinated debentures (5)           -             5,712,374
  -----------       ----------                                                                ----------      ----------
  30,845,357        36,366,106       Adjusted weighted average number of shares               30,775,403      36,254,459
  -----------       ----------                                                                ----------      ----------
  -----------       ----------                                                                ----------      ----------
     $15,038           $13,567       Income before extraordinary item                            $48,681         $48,846

                                     Extraordinary loss on early extinguishment of debt,
   -                  -               net of tax of $828                                          $1,296        -
  -----------       ----------                                                                ----------      ----------
     $15,038           $13,567       Net income (including after-tax income adjustment)          $47,385         $48,846
  -----------       ----------                                                                ----------      ----------
  -----------       ----------                                                                ----------      ----------

       $0.49             $0.37       Income per share before extraordinary item                    $1.58           $1.35

   -                  -              Extraordinary loss on early extinguishment of debt            (0.04)       -
  -----------       ----------                                                                ----------      ----------

       $0.49             $0.37       Fully diluted net income per share                            $1.54           $1.35
  -----------       ----------                                                                ----------      ----------
  -----------       ----------                                                                ----------      ----------



(4) Incremental shares of unexercised options are calculated based on the higher of the average price of the Company's stock or the ending price for the respective period. The calculation includes all options whose exercise price is below the higher of the average or ending stock price.

(5) The convertible subordinated debentures were redeemed in March 1996 and therefore removed from the fully diluted calculation. In 1995, the original subordinated debentures were convertible into 5,712,450 shares of the Company's Class A Common Stock. Two debentures were converted into 76 shares as of December 31, 1995. Upon any conversion, the Company would realize an after-tax income adjustment based on the effective interest expense on the bonds less the corresponding income tax deduction. The full amount of the shares and the income adjustment are included in the calculation only when they cause dilution to net income per share.